Number: BC1045023

CERTIFICATE OF    AMALGAMATION

BUSINESS CORPORATIONS ACT

I Hereby Certify that AMERICAN FIRST FINANCIAL INC., incorporation number BC0971180, and GREENFLAG VENTURES INC., incorporation number BC0867106 were amalgamated as one company under the name AMERICAN FIRST FINANCIAL INC. on August 6, 2015 at 11:57 AM Pacific Time.

ELECTRONIC CERTIFICATE

Issued under my hand at Victoria, British Columbia On August 6, 2015

CAROL PREST

Registrar of Companies Province of British Columbia Canada